Exhibit 16.01

[Deloitte & Touche LLP Letterhead]	Deloitte & Touche LLP Two World Financial Center New York, NY 10281-1414 USA Tel: +1 212 436 2000 www.deloitte.com

October 7, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549-7561

Dear Sirs/Madams:

We have read Item 14 of ML BlueTrend FuturesAccess LLC’s Form 10 dated September 29, 2009, and we agree with the statements made in the first four paragraphs therein.

Yours truly,

/s/ Deloitte & Touche LLP

A member firm of
Deloitte Touche Tohmatsu